Exhibit 10.7

FORM OF DIRECTOR STOCK OPTION AGREEMENT

GRANTEE NAME	NUMBER OF OPTIONS GRANTED	OPTION PRICE	GRANT DATE	EXPIRATION DATE

«Full_Name»	«Options»	«Price»	«Grant_Date»	«Expiration_Date»

STOCK OPTION VESTING SCHEDULE

PERCENTAGE OF OPTION SHARES EXERCISABLE	DATE EXERCISABLE

I, «Full_Name», hereby accept the Options set forth in this Stock Option Agreement, reflecting the grant on «Grant_Date» of «Options» options to purchase the common stock of WMS Industries Inc. at an option price of «Price» (“Option Agreement”) and agree to comply with the terms and conditions of the Stock Option Agreement and of the Plan referenced in the Stock Option Agreement.

WMS Industries, Inc., a Delaware corporation (the “Company”), hereby grants to «Full_Name» (the “Grantee”, also referred to as “you”), an option to purchase «Shares» shares of the common stock of the Company at an option price of «Price» per share pursuant to the terms of this Stock Option Agreement and the 2009 Restatement of the WMS Industries Inc. Amended and Restated Incentive Plan (the “Plan”).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Option Agreement and the Plan.

Grantee:
(Signature)

Company:
Brian R. Gamache
Chief Executive Officer

PLEASE RETURN A COPY OF THIS SIGNED AGREEMENT TO:

WMS – Legal Department, Waukegan Office

PLEASE RETAIN THE ORIGINALLY SIGNED AGREEMENT FOR YOUR RECORDS

This is not a stock certificate or a negotiable instrument.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

STOCK OPTION AGREEMENT

1. Options/Nontransferability. This Stock Option Agreement (the “Option Agreement”) evidences the grant to you on the Grant Date set forth on the cover page of an option under the 2009 Restatement of the WMS Industries Inc. Amended and Restated Incentive Plan (the “Plan”) to purchase shares of the common stock of the Company (the “Option”). Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as a non-qualified stock option. As used in this Option Agreement, the Company, and its subsidiaries and affiliates are collectively referred to as the “Company Group.” Capitalized terms that are not defined on the cover page or in the Option Agreement are defined in the Plan. Your Option Agreement may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment or similar process.

2. Accelerated Vesting. Your right to exercise this option under this Option Agreement shall immediately vest as to 100% of the total number of shares covered by this Option upon the occurrence of any of the following:

•	your death or permanent or total disability;

•

involuntary Termination of Service, other than by reason of (i) willful refusal to perform your duties, (ii) violation of the Company’s policies, (iii) failure to meet the director qualification requirements set forth in the Company’s By-Laws, or (iv) failure of the Board of Directors to re-nominate you, or your failure to meet our suitability requirements due to any of the reasons described in clauses (i) through (iii) above.

•	your retirement from the Board with the Board’s approval and six months’ prior notice or such shorter period as approved by the majority of the remaining directors; or

•	a “Change in Control” as provided for in Section 10 of the Plan.

3. The Plan. This Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Option Agreement and the Plan as amended from time to time, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Option Agreement as if fully set forth herein.

4. Termination. The Option shall terminate immediately if you voluntarily incur a Termination of Service without the written consent of the Company Group or if you incur a Termination of Service by action of the Company Group due to your willful refusal to perform your duties or for “cause” (as such term is defined by the Committee and in effect at the time of your termination). Notwithstanding the previous sentence, should you die during your service or following your Termination of Service, the Option may be exercised within one year after the date of your death but not later than the Expiration Date, solely in accordance with all of the terms and conditions of the Plan by your personal representatives or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution.

5. Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict the Option at any time if you (i) are not in compliance with all applicable provisions of this Option Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company Group, including, but not limited to: (A) conduct related to your service for which either criminal or civil penalties against you may be sought, (B) violation of any policies of the Company Group, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company Group.

6. No Employment. Neither the grant of any Option, nor any other action taken with respect to the Option, shall confer upon the Grantee any right of employment by the Company Group.

7. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s common stock subject to this Option Agreement.

8. Severability. Should a court of competent jurisdiction deem any of the provisions in this Option Agreement to be unenforceable in any respect, it is the intention of the parties to this Option Agreement that this Option Agreement be enforced to the greatest extent deemed to be enforceable.

9. Choice of Law. This Option Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

10. Securities Laws. The Company shall not be obligated to issue any shares pursuant to this Option if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

11. Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of this Option.

12. Expiration. This Option, to the extent not previously exercised, shall expire on the seventh anniversary of the Grant Date.

13. Exercise. This Option is to be exercised by logging on to www.benefitaccess.com with your User Name, Password and Trading Pin, or by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A together with payment as provided in the Plan.

EXHIBIT A

STOCK OPTION EXERCISE NOTICE

Dated:

Vice President and Secretary

WMS INDUSTRIES INC.

800 S. Northpoint Blvd.

Waukegan, Illinois 60085

Sir/Madam:

Notice is hereby given of my election to purchase                      shares of common stock of WMS Industries Inc. (the “Company”) at a price of $             per share under the provisions of the stock option (“Option”) granted to me on                      under the terms of the 2009 Restatement of the WMS Industries Inc. Amended and Restated Incentive Plan .

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of                                          between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Cash Method or Cashless Method

Cash: Enclosed is my check made payable to WMS Industries Inc. in the amount of $             in payment of the exercise price of the Option and my check in the amount of $             made payable to                                          in payment of the tax due on exercise of the Option.

Cashless: I will contact my broker from                      [BROKER’S NAME/COMPANY], who will be verifying my options and arranging to exercise and sell my option shares.

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares:

Full Name:

Address:

Very truly yours,

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